UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2012

ePhoto Image, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

G18, Zheng Cheng Bui Xing Jie, Chang Ping Dongguan, China 523560 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The Merger

On April 6, 2012, ePhoto Image, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GroveWare Technologies Ltd., a privately held Delaware corporation (“GroveWare”) and ePhoto Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which GroveWare merged with and into Acquisition Sub (the “Merger”) with the filing of the Articles of Merger with the Nevada Secretary of State on April 9, 2012 and became a wholly-owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, at the closing an aggregate of 4,000,000 shares of the Company’s common stock were issued to the holders of GroveWare’s common stock in exchange for their shares of GroveWare. Each of the Company, GroveWare and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

The Split-Off

Immediately following the closing of the Merger Agreement, under the terms of an Assignment of Assets Agreement (the “Assignment Agreement”), the Company transferred all of its pre-merger assets and liabilities (the “Split-Off”) to its former officer and director, Yong Feng Sara Yi, and shareholder, Namuun Ganbaatar, in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 5,600,000 shares of the Company’s common stock and the cancellation of related party loans in the amount of $39,154.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Assignment Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Company completed the acquisition of GroveWare pursuant to the Merger Agreement, under the terms of which GroveWare merged with and into Acquisition Sub and the stockholders of GroveWare received 4,000,000 shares of our common stock in exchange for 100% of the outstanding capital stock of GroveWare.

Pre-Merger stockholders of GroveWare will be required to exchange their existing stock certificates for the Company’s certificates. The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol EPHO.

The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) GroveWare’s common stock by written consent in lieu of a meeting, and (ii) ePhoto Acquisition Corp.’s common stock by written consent in lieu of a meeting. Under Delaware law, GroveWare’s stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that GroveWare pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

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The Merger is being accounted for as a reverse acquisition and recapitalization. GroveWare is the acquirer for accounting purposes and the Company is the issuer. Accordingly, GroveWare’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of GroveWare is carried forward after the acquisition. Operations prior to the Merger are those of GroveWare. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Upon the closing of the Merger, Yong Feng Sara Yi resigned as President, Secretary, Chief Executive Officer and Chief Financial Officer of the Company and the sole director of the Company. Hrair Achkarian was appointed as Chief Executive Officer and President, and W. Scott Boyes was appointed Chief Financial Officer, Secretary and Treasurer. Simultaneous with the closing, Hrair Achkarian and W. Scott Boyes were appointed as directors.

The Company sold its prior business of digital image transaction software and a website through which visual artists can sell original photographic content and any assets that relate to that business to Yong Feng Sara Yi, along with a former shareholder, Namuun Ganbaatar, in exchange for the cancellation of 5,600,000 shares of the Company’s common stock owned by them, and the forgiveness of related party indebtedness owed by the Company in the amount of $39,154.

There were 7,750,000 shares of the Company’s common stock outstanding before giving effect to the stock issuances in the Merger and the cancellation of 5,600,00 shares by Yong Feng Sara Yi, and Namuun Ganbaatar. Following these transactions, there were 6,150,000 shares outstanding, including:

Shares:	Held By:
4,000,000	GroveWare Shareholders
2,150,000	Existing Company Shareholders

The Company intends to establish a stock option plan for its employees, directors and consultants. It is expected that a minimum of 250,000 shares will be reserved under the plan and issued in the near future.

Prior to the Merger, there were no material relationships between the Company and GroveWare, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

Said shares were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

The Company intends to carry on the business of GroveWare, as its primary line of business. The Company has relocated its principal executive offices to 1006 - 20 Eglinton Ave. W., Toronto, Ontario, Canada M4R 1K8 and its telephone number is (416) 644-5111.

After the Merger, the Company intends to change its name to GroveWare Technologies Ltd. Unless the context otherwise requires, hereafter in this Current Report the terms “GroveWare,” “the Company,” “we”, “us” or “our” refer to ePhoto Image, Inc. (to be named GroveWare Technologies Ltd.), after giving effect to the Merger.

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DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in our industry;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

GroveWare’s Business

The modern world of communications technology is an arena of constant and rapid evolution. There is no greater evidence of this change than in the accelerating adoption of sophisticated wireless devices to streamline and facilitate the exchange of voice and data communication. Over the past two decades, we have witnessed the successive introduction of hardwired cellular phones, handheld “dumbphones”, the handheld Palm™ computers and then a revolution with the advent of the BlackBerry® smartphone followed by the iPhone® and a myriad of similar devices utilizing the Android™ smartphone platform developed by Google©. During the last few years, we have seen the emergence and incredible growth of tablet technologies led by Apple’s iPad®, Research in Motion’s Playbook™, and a variety of tablet devices utilizing the Android™ and Windows Mobile™ mobile operating systems.

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Wireless devices are changing how people communicate and exchange information. The wireless revolution has brought about monumental changes to global politics, to the scale and complexity of social interaction, to the accessibility of information and has simplified consumer transactions such as banking, advertising and the buying and selling of goods and services.

Smartphone and wireless tablet devices are now being discovered by business and government as transformational tools for the collection, transfer and utilization of information and for streamlining business-to-business (B2B) transactions. The adoption of wireless technologies, and in particular of wireless tablet devices, is expected to far exceed the use of conventional PC’s over the next five years.

It is in this rapidly changing business environment that GroveWare has positioned itself. GroveWare’s products are uniquely suited to helping companies, governments and institutions gather and exchange data. In an environment where all commercial and government entities are seeking to find cost-saving and efficiency-gaining productivity tools, the increasingly sophisticated smartphone and tablet hardware can now be paired with GroveWare’s software to generate productivity enhancements on a level not seen since the advent of micro-computers over 30 years ago.

GroveWare provides Commercial Off-the Shelf–based (COTS) SmartForm, advanced workflow technology and mobile solutions for automating and mobilizing business processes at the enterprise level. Such technology greatly helps organizations to move away from “paper-based” operations to smart, dynamic, mobile electronic “e-forms,” thus enabling enterprises to achieve operational efficiencies by extending their enterprise ERP functions from the “back office” to a “field application” seamlessly.

Our company specializes in the rapidly-growing Mobile Business Process Management (BPM) marketplace. It has developed an advanced e-form-centric mobile application, “MobiTask™” for all of the mainstream wireless operating systems used by smartphones and tablets such as: Apple iOS®, Android™ smartphones, BlackBerry® and Windows™. GroveWare’s MobiTask™ is a single platform application compatible with all wireless devices such as: iPhone®, iPad®, Samsung Galaxy®, BlackBerry® Playbook™, etc. and employs a powerful core technology that has helped our company to become a leader in the field of “Rapid Mobile Application Development” for enterprises.

GroveWare believes it is uniquely positioned to take advantage of the transformation that is currently taking place in the enterprise space, i.e. the massive shift from laptops to wireless tablets devices and the rush to develop productivity applications for enterprise use.

GroveWare’s eXFORMA™ middleware and MobiTask™ client applications are at the heart of the solution offered. It is a process automation platform that can be configured to dynamically capture data utilizing web-based forms integrated with a sophisticated workflow engine. The application is delivered on thin client mobile devices. The system resides on numerous industry-standard back-end databases and is supported by flexible reporting capabilities.

GroveWare’s Products

Responding to the growing demand for such solutions, the Company has developed unique technologies with a simple mission: to become best of the breed in enterprise-level mobile computing by developing a solution that provides a device-agnostic, robust data-transfer engine with a simplified end-user experience. From this mission, the Company’s flagship product, the MobiTask™ solution has emerged. All the complexity usually associated with business process management products has been hidden away and replaced with a powerful web-based, wireless and feature-rich front-end which easily deploys sophisticated data capture forms, management, automation, and reporting applications.

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Our customers and channel partners confirm that MobiTask™ is a “best of breed” application in Mobile Business Process automation marketplace. GroveWare’s core technology is based on automating paper-based business processes and converting them to a fully-electronic solution using its core BPM Suite for Smart Forms and workflow technologies that allow GroveWare’s customers to quickly and cost-effectively implement a mobile solution in an unprecedented period of time. Full mobile solutions that previously required months and vast amounts of IT resources and cost to implement are now deployed in a matter of weeks at a fraction of the cost.

The Company’s products offer the ease of use and simplicity which should be associated with all enterprise solutions. The products can help any enterprise with their data collection and business process management needs using advanced web, mobile, and wireless technologies. The Company’s exciting line of software products and solutions appeal to many organizations because of the cost and time savings generated from automating manual processes. All the products are standards-based and designed to integrate within any enterprise environment with ease. This inter-operability ensures longevity and compatibility with both past and future infrastructure investments. Additionally, all of the Company’s products interact with each other in order to provide a complete and highly-secure, web, mobile, and wireless environment which can be used to automate every function of an organization while being managed with minimal IT resources.

The Company’s products include:

• MobiTask™ is a mobile client application for all smartphones and tablets and has been built to extend workflow tasks from most enterprise applications to smartphones and tablets;

• eXFORMA BPM Suite™ is a business process automation tool for automating paper-based business processes and creating online, electronic web-based forms and workflow;

• eXFORMA Mobile™ – is a tablet PC platform for mobile data collection, inspection, and reporting purposes;

Together, these technologies have been combined into a highly versatile, secure, robust and simple to install and integrate solution that makes the mobile employee more task-efficient, MobiTask™.

1.	eXFORMA BPM Suite: At the core of GroveWare’s success is the eXFORMA application suite, a revolutionary enterprise platform for creating XML-driven dynamic electronic forms, advanced workflow, schedules, and reports for rapid web application development. These intelligent, dynamic e-forms require no programming and can be configured quickly and easily, drastically lowering the cost of automating complex business processes and empowering enterprises to quickly and easily capture and process data accurately in real-time over the web, on mobile tablets, and/or on BlackBerry®, iOS®, Android™ and Windows Mobile™ devices.

eXFORMA is built on a foundation of open standards such as XML and J2EE, making it easy for customers to integrate it quickly into their existing infrastructure. This is why all our solutions are built based on core eXFORMA technology. It makes it easy for compatibility with other enterprise software such as PeopleSoft, SharePoint, Kronos, Oracle e-Business Suite, SAP, and more.

Using the power of dynamic web-based forms with integrated workflow, new web-based business processes can be implemented quickly and cost-effectively. Our customers are able to create active documents which capture information more efficiently, feed legacy systems, and improve communications and collaboration throughout their organization.

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GroveWare solutions make it possible for non-IT users to easily create intelligent web-based forms because we eliminate the need for programming. Our software looks after all of the scripting and building of the database and interfaces for the user automatically. Users can now automate new business processes in a fraction of the time and cost when compared to traditional approaches.

GroveWare is committed to helping our customers achieve their business objectives. We have built our business one client at a time and we understand that in order to be successful we must form strong partnerships with our clients. We are committed to being a great partner to our customers and to being a market leader in our industry.

2.	MobiTask™ is the only wireless client application compliant with all smartphones and tablets including: iPhone®, iPad®, BlackBerry®, BlackBerry® Playbook™, Samsung Galaxy®, Motorola Xoom™, Windows Mobile™, and Tablet PCs. MobiTask™ mobilizes employee tasks in the field and connects them wirelessly directly to the organization’s enterprise applications. MobiTask™ allows organizations to rapidly deploy mobile solutions for workers on the go. MobiTask™ provides the convenience of using DYNAMIC e-FORMS to collect field data, manage workflow tasks wirelessly, store documents locally and integrates seamlessly with most ERP systems and back-end databases.

MobiTask™ is a one-of-a-kind data and task management, and process automation solution. MobiTask™ provides a unified platform on the smartphone or tablet for extending workflow tasks from multiple enterprise software applications (ERP systems) to a single mobile client application (MobiTask™).

MobiTask™ operates from a Unified Mobile Dashboard, with bi-directional communication, allowing field employees to complete, or initiate workflow tasks, and capture field data using dynamic electronic forms and incorporating device capabilities including signature capture, photographs, bar code scanning, and GPS time and geolocation data. MobiTask™ is fast and works both within and outside areas covered by wireless signals. The use of mobile tablet devices is expanding exponentially as enterprise and government discover the uses of the MobiTask™ platform for data gathering, site inspection, and remote reporting applications.

The unique design of the MobiTask™ application allows a wireless user “Single Sign-On” access to view, initiate and approve workflow tasks from multiple, different enterprise applications simultaneously. For example, a manager can HR tasks such as “Time and Attendance” and payroll approvals originating from Kronos, as well as expense, procurement or sales/order tasks originating from a separate financial system such as Oracle eBusiness all from the same screen. A user can also initiate new tasks such as service requests, time stamps and time sheets or download company brochures, price lists, etc. from SharePoint, populate site inspections reports, customer service reports, inventory status reports, etc. using the same sign-on from the same device, all within a highly application fully integrated with the organizations back-end systems and with the highest degree of data integrity and enterprise-level security.

3.	eXFORMA Mobile is the portable version of the eXFORMA BPM Suite. Built for laptops and tablet PCs, this product is a complete mobile data collection and field-work solution. This fully equipped platform integrates seamlessly with eXFORMA web-based users, and its secure storage and live real-time communication capabilities means that mobile users will always have the most accurate and up-to-date information at their disposal.

It is this real-time connectivity of eXFORMA BPM Suite that gives this mobile product its edge. E-forms and workflow processes modeled on eXFORMA are fully integrated with the mobile worker’s tablet PC application, allowing them to complete tasks from anywhere as if they were in the office. With this level of integration, a change done by a web-based user from the office will affect the mobile worker instantly, and managers back at the office can print real-time, up-to-the-minute reports to see exactly the status of the mobile employee.

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eXFORMA Mobile has offline or online capabilities, and the ability to update data remotely, automatically eliminating the downtime and cost of bringing workers in from the field. It makes data collection from the field efficient, easy and cost effective. Like all of the Company’s products, this incredible mobile platform truly supports a unified environment for fully integrated information management.

eXFORMA Mobile is a very powerful mobile tool for businesses who wish to increase their field employee’s productivity. eXFORMA Mobile is user friendly and allows for a seamless transition from paper to digital field data collection. The ease of use and incredible GroveWare technology behind this product make it one of the top mobile data collection solutions available on the market today for any organization.

Sales and Marketing – GroveWare’s Channel Partner Strategy

The Company has recently been through a transformation, evolving from a focus on technology development to an orientation as a sales and marketing organization, and beginning the monetization of years and millions of dollars committed to research and development. The Company has streamlined its operations with a focus on efficiency and profitability, while positioning itself with the expertise and technological capabilities to exploit the burgeoning market potential. The Company has realigned its marketing strategy to focus primarily on MobiTask™ and the delivery of the solution to large and mid-market enterprise clients and to the government, institutional and healthcare sectors.

The Company, through the auspices of an affiliate, is a vendor of IT services to the United States government under Schedule IT-70 of the US General Services Administration (GSA# GS 35F-0642V). This greatly facilitates the purchase capability of federal, state and local government by eliminating the need for product certification and public tender.

Additionally, the Company has joined ranks with Verizon Wireless (www.verizonwireless.com) as a Business Solutions Alliance Partner receiving the certification and endorsement of Verizon to its nationwide enterprise customer base. Verizon’s enterprise sales organization intends to use the GroveWare solution to encourage greater wireless enterprise usage and expansion of its wireless sales opportunities. The Company’s management believes that, primarily through the active promotion by the over 5,000 strong Verizon sales and technical sales organization, its MobiTask™ subscription sales will expand rapidly through this carrier channel to almost 50,000 per year by 2015.

GroveWare also enjoys the support of some of the largest hardware and enterprise software providers. Our company is a Research in Motion® Technology Partner, an authorized Apple iOS®, Android™ and Windows Mobile™ developer, and has ongoing partnerships with HP™, Oracle®, Kronos©, Samsung® amongst other leaders in the mobility and enterprise space.

With these strategic partnerships, management believes that the Company is positioned for significant revenue growth. The strategy behind this approach is to leverage off of each partners’ market leadership. Apple® is the largest single tablet device manufacturer in the world. iPad® is dominating the tablet market and leading the charge into the enterprise use of these devices. Samsung is the largest consumer electronics company in the world with the largest global share of Android-based smartphone and tablet sales. RIM is still the world leader in enterprise, Smartphone technology. Oracle is the largest software company in the world and Verizon is America’s largest wireless telecommunications carrier. As a channel partner with all of these companies, GroveWare is extremely well situated to rapidly expand its presence in the mobile enterprise marketplace.

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The Company, both directly utilizing its own sales organization, and indirectly through the Verizon carrier channel, aims to target Verizon’s current clients and future prospects. By targeting specific companies which are common Verizon clients of Oracle®, Microsoft®, RIM® and/or Apple®, the Company believes it can leverage current client investments and promote greater customer productivity and return on investment through the use of MobiTask™.

The Company has spent the last two years developing and perfecting the MobiTask™ and eXFORMA products which combine to create a market-leading enterprise-based mobile platform. The Company is now bringing its application to a very receptive market and needs capital to support the rapid growth in sales expected to materialize with the combined efforts of its growing in-house sales and support organization, and the new business referrals being produced by Verizon and others.

To support this revenue expansion and to continue to enhance and develop its product offerings, the Company will need to raise capital, and intends to explore various alternatives to secure a minimum investment of $2,000,000 (maximum $5,000,000) in the form of subordinate debt or equity financing.

GroveWare’s Market Opportunity

The age of Information Technology had promised to bring about an era of paperless, virtual offices. Yet today most businesses and government agencies continue to be burdened by the inefficiency of paper -based processes. These archaic, manual transactions still exist in spite of a myriad of information technologies, chaining professionals to their desks in fear of failing to deliver on critical business needs/decisions within an acceptable amount of time. The continued reliance on paper and desk-bound activity resulted largely from the challenges associated with remote connectivity to the enterprise (i.e. the need for expensive laptop computers, a reliable internet connection and sophisticated VPN connectivity just to access and manage the most basic of enterprise functions).

The convergence of the Internet, tablet computing and wireless smartphones and tablets will greatly enhance the growth and productivity of the world’s mobile workforce. These mobile workers, electronically-linked to their offices by cell phones, laptops, and handheld devices, (and now with the additional emergence of wireless tablets such and the iPad®, Playbook™, Galaxy® etc.), now comprise over 40% of the knowledge workforce. They are on the road, working closer to the customer, and telecommuting from home and all other points between the corporate office and the client environment. They are high-value employees, yet their time-productivity is often still minimized as they are forced to return to their offices to complete routine tasks such as signing off on documentation, approving tasks and collecting and transferring important business information.

There is clearly a business need to effectively and efficiently manage and support the mobile workforce. Specifically, there is a need to provide workforce management capabilities to all workers, regardless of their location or environment. Yet IT resources and budgets are already stretched as companies try to deliver more with less. Solutions must leverage existing infrastructure to support an increasingly diverse workforce. GroveWare’s products provide a ready, timely and cost-effective response to these needs.

While working in the field is nothing new, according to both International Data Corp. and AT&T, the North American workforce today includes more than 60 million mobile workers. That number is projected to grow with an annual 10-15% increase as telecommuting options evolve with the explosive growth rate in the use of smartphones and other wireless devices.

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Businesses of all sizes are looking to mobile technology to boost productivity. A survey by the Advanced Technology Alliance revealed 65% of businesses believe mobile technology can help them to better compete and 55% are looking to mobile solutions in key departments or across the entire organizations. Organizations are recognizing the importance of mobile technology in delivering business value, increasing operational efficiency and cutting costs.

Our market research and intelligence from Kronos, Oracle, RIM and Verizon sales representatives reveals that millions of organizations are looking for the same thing: a more efficient, secure and cost-effective way to process their workforce management tasks for mobile workers. It is a common trend that crosses the boundaries of industry sectors and extends to government, healthcare, non-for-profit institutions. An increasingly mobile workforce requires increasingly-sophisticated and robust mobile solutions. These organizations are ready to make such an investment because the resulting cost/time efficiencies produce an attractive return on investment and assist productivity gains during a period of time complicated by budget cuts and staff reductions.

GroveWare has already established partner relationships with major North American carriers and major hardware manufacturers. These relationships are critical for jump-starting the selling of wireless-based business solutions through these carriers. Currently, GroveWare is working with national and regional sales teams in the USA, particularly focused with Verizon Wireless’ four area data solution teams. The first phase was started during 2011 with our training the Advance Solution Architects within Verizon. GroveWare is now focusing in Q1 2012 to training a number of the 5,000 Verizon account executives active in the business/government sectors across America. The company is working directly with each team to promote a strategy of ”Sell-In” and “Sell-With.” It is GroveWare’s responsibility to engage team leaders in each channel market, to encourage them to Sell-In MobiTask™ and to develop an effective marketing program. Once the product is highlighted within the sales teams, the Sell-With strategy comes into play as the Verizon sales organization can utilize GroveWare’s solutions as an effective sales compliment to the selling of hardware and wireless service activations.

Targeting B2B Verticals:

GroveWare will be recruiting and deploying a roster of sales consultants to market its software products and professional services and to provide support to our carrier and hardware partners’ B2B sales teams and the marketing initiatives in various business verticals. Our Company will assist in delivering the MobiTask™ business solution. Our solution is a “horizontal play,” designed to be adaptable for all industry sectors, and sophisticated enough to be quickly customizable at a very low cost.

The following verticals are currently being served with fully-implemented solutions or have deployed test and trial initiatives:

•	Enterprise: Field Force automation
•	SMB (small and medium enterprises) for field force automation
•	Federal and state government departments for inspections, licensing, surveys, investigative functions
•	Education
•	Health Care
•	Armed forces
•	Construction - HVAC service, electrical, plumbing, and sub-contractors
•	Insurance
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•	Financial
•	Professional Services
•	Services industries
•	Transportation

The Company’s objective is to use its wireless technology leadership to distinguish itself amongst other business software technology providers. GroveWare is actively looking to leverage its infrastructure to deliver unique productivity solutions and to promote itself to business clients, large and small, and to any organization looking for ways to leverage their existing technology investments and to deliver business value by way of increased productivity and profitability. MobiTask™ is a unique solution that appeals to all types of commercial and institutional clients. GroveWare’s ability to provide access to mission critical enterprise applications from anywhere, anytime, from any mobile device has quickly becoming a critical, and distinctive, business advantage. Customers are rapidly recognizing the productivity potential of such a solution and are finally and aggressively adopting a more coordinated and comprehensive mobile strategy.

Our valued channel partner, Verizon Wireless, has already delivered dozens of key introductions to many of their major clients. Over the past few months, we have commenced an association with a very large number of clients and potential clients implementing both production and trial solutions. GroveWare and Verizon Wireless are currently co-operating with over 100 new client initiatives including potential customers ranging from small plumbing and HVAC contractors to the U.S. Army and the U.S. Department of Agriculture. GroveWare’s initial introduction to Verizon Wireless was orchestrated by Research in Motion (BlackBerry®) and this partnership has rapidly developed to the level that Verizon now represents the most significant component of GroveWare’s near-term “go-to-market” strategy (as more-fully described below).

GroveWare’s Partner Strategy

As noted above, “Channel Partnering” is an essential aspect of GroveWare’s “Go-to-Market” success strategy. We partner with technology companies to ensure that our products are fully compliant with and take advantage of the best hardware features available in the market. We partner with telecom carriers to ensure that our market reach extends into every vertical, is well-designed, and well-executed. We partner with implementation specialists to ensure that GroveWare’s solutions are tailored to meet the needs of its clients and those of its partners. We partner with customers to deliver the best possible product and support to their business processes.

The GroveWare “Open Alliance Program” is our framework for managing relationships with technology companies, carriers and implementation partners. It uses industry best practices to build partnerships that deliver predictable support across a wide range of opportunities – and establishes a basis for long term mutual success for itself and all partners.

In today’s Smartphone & Tablet marketplace, mobile solutions, especially those targeted to enterprise customers are the product of collaboration across many different types of companies. Providers of platform technologies (i.e. operating systems such as Apple’s iOS®, Android™, Windows™, QNX® ), Smartphone and tablet manufacturers such as Apple®, Samsung®, BlackBerry®, Microsoft®, Motorola™, Fujitsu©, Panasonic© and carriers like Verizon Wireless, ATT and Sprint, are each service providers that help customers to deploy technology addressing business requirements, and finally, companies like GroveWare that design and deploy the unique software that links all these providers together, thus delivering a meaningful value proposition to the end user.

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The GroveWare Open Alliance Program is designed to address the present B2B market reality. Our Company program reaches out to different types of technology companies, hardware manufacturers, carriers and implementation partners to enable them to partner seamlessly with GroveWare and with each other. This ensures that we work concurrently and cohesively to meet the needs of the customer.

With its partners, GroveWare is looking to establish and maintain the market reach, domain expertise, technological and business innovation and cost efficiencies that only leveraging strong partnerships can provide. The Company is committed to attracting and managing the right relationships with technology and service firms in a structure that creates a long-term and mutually-profitable relationship. GroveWare has partnered with Verizon Wireless, and multiple key hardware vendors to provide integrated solutions to each client.

These relationships provide the Company with access to a larger client base and increase the market exposure of the Company’s technology. In exchange, the Company provides the technology and applications that partners can use to deliver complete enterprise solutions to their clients. The use of MobiTask™, for example, provides Verizon the ability to offer a full-scale wireless solution to their clients that they would otherwise not be able to provide which, in turn, increases Verizon’s competitive position and drives revenues.

The benefits of a partnership with GroveWare to current and future partners include:

• With MobiTask™, partners can expand their customer footprint by offering software, services and solutions in the rapidly growing web-based and wireless business automation market;

• With MobiTask™, partners can expand their customer footprint by offering solutions in the mobile and wireless markets;

• With MobiTask™, partners provide high-speed, high-profit, high-value solutions for faster billing schedules, improved customer satisfaction and higher margins, especially on fixed-price solutions;

• MobiTask™ offers the advantage of rapid prototyping demo solutions with testing and prototype deployed in days, not months, for a fraction of the cost;

• MobiTask™ minimizes the effort to integrate disparate technologies by using a single platform with a “No Assembly Required” approach – fewer moving parts and no vendor conflicts;

• Partners can engage the Company’s broader talent base to deliver high-value, high-margin services/solutions;

• The Company’s partners grow intellectual capital on vertical solutions by accessing reusable application components that can be easily modified and re-packaged for other clients;

• The Company’s partners are able to demonstrate to their clients, knowledge leadership in the area of web-based and wireless BPM automation; and

• The Company’s partners provide their customers with market-leading wireless access to backend applications for clients with highly mobile workforce.

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The benefits of a partnership to the Company include:

• Expansion of our market coverage through various partners in different geographies and business verticals;

• Leverage of our partners’ domain expertise in specific industries to develop re-usable, re-marketable solutions on the MobiTask™ platform;

• Enables technology and business innovation to allow MobiTask™ to be the platform of choice to solve critical and valuable business problems; and

• Provides expansion of technological and business innovation opportunities that only partners can provide.

In order for MobiTask™ to reach the marketplace quickly and efficiently, the Company determined its need for high profile channel partners. Channel partners can move products to market faster and more cost-efficiently than the Company could ever achieve independently. Furthermore, each channel partner has the service, support and systems in place to ensure a high degree of customer satisfaction. However, to take advantage of these marketing channels, and to manage more than the existing channels, the Company requires a significant additional investment in partner infrastructure (specifically, dedicated business development and sales/customer support staff) to make it expedient for partners to work with the Company.

The Company has identified 4 essential channel partner categories for its go-to-market strategy: (i) carrier partners; (ii) system integrators (iii) technology partners and (iv) hardware partners. Within each of these categories, GroveWare has developed, and is continuing to develop, strategic relationships with a variety of partners like Verizon Wireless, Apple®, RIM®, Samsung®, and Oracle®. In each of these relationships, our role will be to provide our core technologies i.e. eXFORMA BPM Suite, Mobile Task Manager and MobiTask™ as ‘Out-of-the Box” solutions that compliment each partner’s offerings and provides them with incremental revenue opportunities. RIM® does not sell to any of its client directly; all BlackBerry® devices are sold through carriers such as Verizon Wireless, ATT, Sprint, and 500 other carriers worldwide. Applications on smartphones are built and delivered by mobile solution ISV partners, either direct to clients, or through carrier partnerships. Our strategy to partner with telecommunications carriers is intended to take full advantage of the existing carrier relationship with its customers, by providing a unique mobile product that delivers a value-added solution to the catalogue of carrier data plans and applications.

Competition

In order to fully comprehend the Company’s competitive position, first we need to understand the market that GroveWare is competing in and the capabilities of competing players in that particular market. MobiTask provides a unified platform for e-forms, workflow, e-docs, and time and attendance (time sheets) applications on ALL smartphones and ALL tablets thus extending enterprise applications to mobile users via its eXFORMA server-side BPM Suite. In other words, GroveWare provides solutions both for the WEB via smart dynamic electronic forms that are instantly extendable to any wireless smartphone or tablets i.e. build once and deploy everywhere, to any device: iPhone®, iPad®, BlackBerry®, Playbook™, Android™, Galaxy®, Motorola, Windows Mobile™, and Tablet PCs.

The competitive landscape for the Company’s products and technologies is highly fragmented. There are many companies that support a single area of the business. For example, some specialize in web forms applications, other just workflow engines, while other competitors are platform-based. The latter includes major software and technology development companies, mobile software providers, and many more. There are many companies which provide custom-made solutions on their platform, and there are others that are focused on industry-specific verticals. There are many and diverse products in the market with a wide range of capabilities that can be used as platforms for building business process solutions, but are designed to be used only on an internal network or on the web. In this category of “build and deploy,” GroveWare competes with software publishers of electronic forms and workflow. The competition in electronic forms includes major players such as IBM (Filenet e-forms - just recently discontinued), Adobe (Adobe PDF forms server), Oracle Forms and Microsoft (Infopath) as well as many smaller players. In the workflow space market there are again many major players including Microsoft, IBM and BEA.

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With our flagship MobiTask product, the Company encounters competition in two areas at the platform level, with companies such as Dexterra and Pyxis Mobile which have similar server platforms as GroveWare’s eXFORMA allowing connectivity to back-end applications with a wireless client application. As well, there are companies that provide only Mobile forms with limited capabilities. In these categories there are Pronto Forms, Canvas, Actsoft, Formotus. The key differentiating factor and competitive advantage enjoyed by GroveWare is that the Company’s MobiTask is focused on solutions which are end-to-end with full and simple integration to ERP systems such as KRONOS, Oracle, SAP and PeopleSoft, or any proprietary ERP, and are capable of managing a limitless variety of workflow tasks, whether related to field level work management, HR functions, financial transactions etc.

A common theme throughout the industry, and amongst the Company’s competitors, is that a complete BPM solution is available only through the exhaustive and expensive building and assembling of many different components and modules, such as a separate studio to build electronic forms, a different application to build workflows, and then a web application to host and manage the BPM solution. The Company’s eXFORMA BPM Suite, however, is an all-in-one platform and there is “no assembly required.” This differentiating factor drastically narrows the competitive field. That field is further reduced when we understand how simple and quickly eXFORMA’s can be integrated with the enterprise’s “back-end” or an existing ERP system. GroveWare’s eXFORMA’s ability to integrate with any major ERP system makes the product best of the breed and highly competitive.

MobiTask is a one-of-a-kind data collection, workflow task management, and process automation solution. GroveWare has developed industry-specific solutions as well as vertical-specific solutions. Our Company’s solutions are highly desirable with government’s diverse need for mobilizing and automating all types of inspection, licensing and field data collection applications. In response to this need, GroveWare’s MobiTask application has significant competitive advantages since it is highly flexible, highly adaptable to all types of departmental or agency needs, and more importantly, is comparatively inexpensive and can be installed and operational within two or three weeks versus other custom made solutions that are very expensive and typically take many months, if not years, to develop and deploy.

In the construction industry, or in service industries such as HVAC, plumbing, electrical etc., the Company competes with industry-specific applications with specific task capabilities that may or may not have a mobility component. GroveWare provides customers a wide range of task solutions from a single application, which can operate on many different devices and can be easily customized to suit the specific needs of the client. GroveWare has a superior solution for delivering a mobile work order management solution with workflow, complete with a time and labor module, and e-docs.

Our solution also allows the customer to adapt their paper-based processes to a mobile environment, with the business process information captured in a real time transaction. Customers can leap forward from a paper-based business into twenty-first century business processes technology in a single step, thereby generating enormous operational and financial efficiencies. MobiTask provides a unified platform on the smartphone or tablet for extending workflow tasks from multiple client-side enterprise software applications on a single client interface. MobiTask users can execute tasks or initiate new ones simultaneously on any application such as Oracle® e-Business Suite™, PeopleSoft™, SharePoint™ and Kronos® Workforce Central™. Users can wirelessly clock-in/out, approve and initiate workflow tasks, or use dynamic e-Forms for inspections, licensing and data collection all from their smartphones.

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With the massive market penetration of iPhone®, iPad®, Android™, and BlackBerry®, mobile applications are becoming much more prevalent. Businesses are starting to look for opportunities to leverage mobile investments and MobiTask is uniquely positioned in that it can provide an access level to any enterprise application leveraging not only corporate mobile investments but also ERP and other application investments as well. The dynamic ease of use and low operational costs, allow businesses to see near instant return on their investment.

Our channel partners and customers tell us that there is no other productive available with such a wide range of capability, flexibility, ease of installation and cost effectiveness. The Company will continue to invest into new research and development efforts to enhance technology that will strengthen its technical competency and competitive leadership.

Summary

Management believes that GroveWare’s products and services are uniquely poised to exploit a rapidly-growing awareness by business, government and institutions of the huge productivity potential available from the recent confluence of wireless infrastructure, hardware device technology and wireless-based software applications. At the enterprise level, the wireless revolution is just in its infancy. GroveWare’s products have gone through a similar evolution and have joined that confluence at the most propitious time.

GroveWare’s technology has been fully-developed, tested and deployed successfully with multiple installations operating successfully. Its high-profile partnerships are in place and its new customer pipeline is already long and growing quickly with multiple daily referrals from these partners now the norm.

With the proper funding and management’s successful execution of the Company’s business plan, GroveWare is attractively positioned for rapid revenue growth and profitability in a virtually limitless market opportunity.

Growth Plan

The Company’s growth plan calls for a rapid growth of its revenues every year for at least the next three years. The Company has an aggressive plan to market the MobiTask™ solution to Fortune 1000, other smaller and mid-market companies and to the government, education and healthcare sectors.

The market for MobiTask is just beginning to evolve. A flexible and innovative solution such as MobiTask will be in the envious position to lead the pack. The Company’s strength is in its research & development and its technical expertise. We plan to continue to invest no less than 8-10% of our revenue in product enhancement and new research and development so as to continue to drive solutions forward. The mobile marketplace is rapidly evolving and will require new and upgraded mobile applications to serve an ever-changing demand.

Government Approval and Regulation

Our products are subject to government regulation in many areas, including user privacy, telecommunications, data protection, and more. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, and others will apply. Nonetheless, laws and regulations directly applicable to the Internet, communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and services and much more. Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online. Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.

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Currently, the Company does not need government approval in connection with our products or services.

Employees

As of the date of this Current Report, the Company has two full-time employees, Mr. Hrair Achkarian and Mr. Scott Boyes.

PROPERTIES

The Company’s corporate office is located at 20 Eglinton Ave. W., Suite 1006, Toronto, Ontario M4R 1K8. This location is a commercial office tower at a major midtown Toronto intersection and the Company is a subtenant operating out of such location at cost of approximately $5,000 per month. The Company’s telephone number at that facility is (416) 955-9890. It is the Company’s belief that the space is adequate for its immediate needs. Additional space may be required as the Company expands its operations and a U.S. office will likely be established during the next twelve months. The Company does not foresee any significant difficulties in obtaining any required additional facilities. The Company does not presently own any real property.

LEGAL PROCEEDINGS

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

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RISK FACTORS

Risks Related to the Business and Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have incurred cumulative net losses of $457,095 since inception to December 31, 2011. We have recurring losses and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of December 31, 2011, we had cash in the amount of $89. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

We have a limited operating history and if we are not successful in continuing to grow the business, then we may have to scale back or even cease ongoing business operations.

We have a very limited history of revenues from operations. There can be no assurance that we will ever operate profitably in the long term. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered in commercializing new products. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

• develop and enhance our existing products and services;

• continue to expand our technology development, sales and/or marketing organizations;

• hire, train and retain employees;

• or respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

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We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The market for our technologies is highly competitive and although we believe our technologies offer unique features that are in high demand, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our current or future product line. Our current and potential competitors may have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. Our competitors may also be able to adopt more aggressive pricing policies and devote greater resources to the development, marketing and sale of their products and services than we can. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Problems with the quality and technical aspects of our products could result in decreases in revenue, unexpected expenses and loss of market share.

We plan to market and distribute our products, which are sophisticated technologies requiring regular upgrades and improvements to keep us in line with competitors, advancing technology, and public demands. Due to the complexity of our products, they may contain undetected errors or defects which could cause us to incur significant re-engineering costs, divert management’s attention away from the marketing and distribution of our products and significantly affect our customer relations and business reputation. Any one of these results could cause a decrease in our revenues.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for our technologies may be adversely affected by a number of factors, some of which are beyond our control, including:

• our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;

• our failure to market and distribute our products effectively;

• our failure to create profitable business opportunities for our customers;

• our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and

• our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

Technological changes in the software industry could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

The industry in which we compete is characterized by rapidly evolving technologies, frequent new product introductions, significant competition and dynamic customer requirements. Our failure to upgrade or enhance our current product line or to develop new products in light of technological advances in the industry could cause us to become uncompetitive and our products to become obsolete. We believe that a variety of competing technologies may currently be under development by companies similar to us that could result in higher product performance and quality than those products selected by us. We may need to invest significant financial resources to keep pace with technological advances in the industry; however, we may be unable to secure such financing. If our products were to become uncompetitive and obsolete, we would be unable to achieve market share and sales.

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Security vulnerabilities in our products and services could lead to reduced revenues or to liability claims.

Maintaining the security of computers and computer networks is a critical issue for us and our customers. Hackers develop and deploy viruses, worms, and other malicious software programs that attack our products and gain access to our networks and data centers. Although this is an industry-wide problem that affects computers and mobile devises across all platforms, it affects our products in particular because hackers tend to focus their efforts on the most popular operating systems and programs and we expect them to continue to do so. We will devote significant resources to address security vulnerabilities through:

•	engineering more secure products;
•	enhancing security and reliability features in our products;
•	helping our customers make the best use of our products and services to protect against computer viruses and other attacks;
•	improving the deployment of software updates to address security vulnerabilities;
•	investing in mitigation technologies that help to secure customers from attacks even when such software updates are not deployed; and
•	providing customers with online automated security tools, published security guidance, and security software such as firewalls and anti-virus software.

The cost of these steps could reduce our operating margins. Despite these efforts, actual or perceived security vulnerabilities in our products could lead some customers to lose confidence in the Company and our products.

Privacy concerns could increase our costs, damage our reputation, deter current and potential users from using our products and services and negatively affect our operating results.

From time to time, concerns may arise about whether our products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and deter current and potential users from using our products and services, which could negatively affect our operating results. Any failure or perceived failure to comply with data protection laws and regulations may result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business. Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information, could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.

In addition, as some of our products and services are web-based, the amount of data we store for our users on our servers (including personal information) will increase as our operations increase. Any systems failure or compromise of our security that results in the release of our users’ data could seriously harm our reputation and brand and, therefore, our business. A security or privacy breach may:

•	Cause our customers to lose confidence in our services;
•	Deter consumers from using our services;
•	Harm our reputation;
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•	Require that we expend significant additional resources related to our information security systems and result in a disruption of our operations;
•	Expose us to liability;
•	Subject us to unfavorable regulatory restrictions and requirements imposed by the Federal Trade Commission or similar authority;
•	Cause us to incur expenses related to remediation costs; and
•	Decrease market acceptance of the use of e-commerce transactions.

The risk that these types of events could adversely affect our business is likely to increase as we expand the number of products we offer as well as increase the number of countries where we operate, as more opportunities for such breaches of privacy will exist.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our technologies and products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

Our success depends on continuing to hire and retain qualified personnel, including our director and officers and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. Currently, we have two full-time employees, Hrair Achkarian and W. Scott Boyes. Due to the specialized technical nature of our business, we are particularly dependent on our technical personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all required disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. Although our officers have substantial business experience, they have no experience in managing a public company. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because our officers have no prior experience with the management of a public company, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, investor confidence and share value may be negatively impacted.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

If we are unable to attract new customers, or if our existing customers do not purchase additional products, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products to our existing customers. If we are unable to sell our products to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our products to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

If we do not successfully maintain our brand in our existing markets or successfully market our brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing our brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products and application software to our customers. We cannot be assured that these efforts will be successful in marketing our brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

We may not be successful in our partnerships and joint ventures with other companies and businesses, which may negatively affect our results of operations and financial condition.

We are currently pursuing partnerships and joint ventures with other technology companies in order to acquire additional technologies, further develop our product line, increase our geographic presence, gain greater name recognition, and stay competitive. We are constantly exploring potential relationships with companies that can offer the right technology that will advance our products and increase our market share while at the same time allowing us to maintain flexibility in executing our business plan without impediment. However, we may not form these relationships in a timely manner, on a cost-effective basis, or at all, and we may not realize the expected benefits of any partnership or joint venture. Even if we are successful in forming these relationships, they may require us to incur significant fees, increase our short- and long-term expenditures, pose significant integration challenges, require additional expertise or disrupt our current management or business, which could harm our operations and financial results.

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If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across North America and ultimately overseas is a key element of our marketing strategy. The Company intends to increase our customer base, expand our product offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential market and technological opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

Our inability to protect our patents and proprietary rights in the United States and foreign countries could materially adversely affect our business prospects and competitive position.

Our success depends on our ability to obtain and maintain patent and other proprietary-right protection for our technology and systems in the United Stated and other countries. If we are unable to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights.

Risks Related to our Common Stock

Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders and on your investment, resulting in reduced ownership and in our company and decreased voting power, or may result in a change of control.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current shareholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

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There is currently a limited public market for our common stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult.

If the market price for our common stock is below $5.00 per share, trading in our common stock may be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules would require that any broker-dealer that would recommend our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations would require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements, as discussed above. Please see the sections entitled “Forward-Looking Statements” and “Risk Factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of our financial condition and results of operations are based on the audited financial statements as of December 31, 2010 and 2009, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Results of Operations for the Years Ended December 31, 2011 and 2010

Revenues

We generated $109,024 in revenues for the year ended December 31, 2011, as compared with $165,400 for the year ended December 31, 2010. Our revenues for both periods resulted primarily from the provision of professional services and user subscriptions to smaller enterprises and from proof-of-concept and trial installations with several state and federal government agencies.

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In the future, we expect that our business model will generate revenue from four primary sources:

1.	License Sales - eXFORMA BPM Server and MTM Server license as well as per seat licenses for MobiTask.

MobiTask, eXFORMA and MTM license fees are expected to be generated from traditional, paid-up software licenses primarily sold as a result of referral from non-carrier partners and from leads generated by the Company’s inside sales team. Software license fee revenue is projected to grow from $155,000 in 2012 to $390,000 by 2015. The average enterprise software license fee for eXFORMA is $49,000 per server installation. MTM is sold as a combination server component and per user license. The average server cost is $8,000 per implementation and $120-$150 perpetual license per MobiTask seat.

2.	License Subscription Sales – Primarily through the carrier channel, annual and multi-year subscriptions provide the Company with recurring revenue based on a monthly per user fee.

The U.S. outbound Business Development Managers will primarily support and develop leads initiated or referred through the carrier relationship, initially Verizon Wireless, but anticipated to expand to the other major U.S. carriers. Monthly software license fees are targeted at $19.99 to $24.99 per user based on a two year subscription. The Company is currently negotiating with Verizon to have these fees collected by the carrier together with its other wireless charges and remitted to the Company monthly en masse. Initially, we expect monthly subscription sales to be minimal, averaging only 350 a month in Q2 2012 increasing to 2,000 monthly by Q4 2012.

Gross revenues from carrier channel subscription sales are projected to grow rapidly from less than $125,000 in Q2-2012 to $3.5 million in 2013 and increasing to in excess of $7.8 million by 2015. Management believes that these numbers are very conservative given the size of the carriers’ enterprise customer base and the overall market potential.

3.       Support Fees - Annual recurring revenue from maintenance, subscription fees, seat upgrades and product support services.

Recurring revenue is expected to be generated from annual technical support and maintenance fees (including seat upgrade fees) and service fees. Recurring revenue from these sources is projected to grow from $31,000 in 2012 to slightly less than $80,000 by 2015.

Technical Support and Maintenance fees will apply to the traditional paid-up licenses, calculated at a rate of 20% of the license fees. The subscription fees will apply to the hosted model and will be earned based on the number of seats. Over the course of time it is expected that customers will increase the number of end-users (seats) within their organizations, purchasing incremental subscriptions or seat licenses.

4.       Professional Service Fees - For customization, configuration, development and deployment in support of eXFORMA BPM, MTM and MobiTask.

Service fees include services provided directly to end-user organizations and to channel partners primarily for implementation services and ongoing consulting services. Due to the nature of the BPM market initial implementation often requires considerable professional services and service revenue will be approximately equal to 10%-15% of license fees revenue. The type of services provided will include business analysis, design and implementation, as MobiTask, eXFORMA and MTM will be implemented to interact with enterprise applications and to meet specific task requests of the customer. Although paid for by the customer, the IP associated with each customization of the platform remains with the Company and is available for resale to other clients significantly reducing the direct cost to our Company of future product development.

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Professional Service revenue is expected to increase commensurate with software sales growing from $1,185,000 in 2012 to in excess of $7.8 million by 2015.

The Company considers service delivery to be an important component to its success and with every success we will be adding a new stream of future revenue as clients consider expanding the use of the technology to other areas of their organizations.

With successful funding initiatives and sound execution of the Company’s business plan, management anticipates total revenues of $1.8 million in 2012 increasing to $20.7 million in 2015.

Revenue Mix

During 2012, we expect that 74.9% of revenue will be generated through direct sales, technical support and professional services billings, while only 25.1% of revenue will result from subscription sales through the Verizon partnership. By the end of 2015, carrier-based subscription sales as a percentage of total revenue are projected to level out to the 60% range.

Expenses

We incurred $505,441 in operating expenses for the year ended December 31, 2011, as compared with operating expenses of $137,073 for the year ended December 31, 2010. Our general and administrative expenses of $389,784 for the year ended December 31, 2011, as compared with general and administrative expenses of $42,363 for the year ended December 31, 2010 are the primary reason for the vast difference in operating expenses comparatively.

We incurred $66,977 in interest expenses for the year ended December 31, 2011, as compared with $22,327 for the year ended December 31, 2010.

As a result of its channel partner distribution strategy, the business model is highly leveraged. Therefore, the Company expects to maintain a low level of fixed corporate overhead leading to projections of breakeven profitability beginning in Q4 - 2012.

  Cost of Service/Sales

The cost of service/sales expense is associated with delivery of a sales unit, including direct labor cost associated with the delivery of implementation and consulting services provided directly to end-users or to distribution partners and sales commissions. The cost of service/sales is projected to be approximately 6% of total revenue.

  Sales and Marketing

Sales and marketing expenses include the costs to market products and to manage and support the channel partners and direct sales team. Initially in 2011, this includes staffing to recruit distribution partners. Subsequently, staffing grows to provide adequate support, service and account management services. Sales and marketing expenses also include expenses to recruit distribution partners as well as costs for product promotion. Sales and marketing expenses, exclusive of commissions, are expected to be approximately 29% of total revenue in 2012 but declining to 7.5% by 2015 as revenue increases and more normative cost-efficiencies are experienced.

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We expect that sales staff at the end of 2012 will include only the newly-engaged VP of Sales, three regional sales reps (focused on the Verizon relationship) for the Northeast, Western and Central U.S) one inside sales rep and one sales support person, the latter two both based in Toronto. We further expect the sales roster to expand to eight by the end of 2013 and the complement will be adjusted gradually as dictated by revenue growth.

  Product Development, R&D and Technical Support

Product development expense primarily includes the costs of direct in-house labor associated with the staffing requirement for development, maintenance and upgrades of the software product. Product development expenses are expected to approximately average 21% of total revenue in 2012, but will rapidly decline to 5% by 2015 as revenue increases and more normative cost-efficiencies are experienced.

  General and Administrative (G&A)

The general and administrative costs represent the labor expense of corporate support staff of both fixed and semi-variable natures, which will increase with additional product sales. G&A also includes other items such as recruitment and insurance costs associated with the growth of the Company. General and administrative expenses are projected to be approximately 39% of total revenue in 2012 but again declining rapidly to 6.5% by 2015 as revenue increases and more normative cost-efficiencies are experienced.

  Royalties

GroveWare has acquired an exclusive license from GroveWare Technologies Inc. to market and support MobiTask, eXFORMA, eXFORMA BPM SUITE and MTM throughout the United States. GroveWare is also permitted under the license to further develop and improve these and other product offerings to U.S. customers.

As compensation for these exclusive marketing and development rights, GroveWare currently pays a royalty equal to 20% of all revenue generated from the sale of the licensed products. The terms of the royalty arrangement are detailed in an Exclusive Software Master License Agreement executed between the parties on December 31, 2009.

The Master License Agreement is currently under renegotiation and the attached projections assume that the royalty rate will be reduced to 15% of revenue and will be levied only on revenue generated from the sales of software licenses and subscriptions and will no longer include professional services and technical support revenue. As well, royalties will be paid as subscription revenue is recognized on the books of the Company.

  Depreciation and Amortization

These expenses include depreciation of general office equipment and computer equipment, based on estimated useful lives of five years for furniture and office equipment, and three years for computer related equipment. The Company has capitalized the costs associated with the development of the software product but not the costs to enhance the existing product.

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Earnings

We had a net loss of $461,000 for the year ended December 31, 2011, as compared with net income of $3,905 for the year ended December 31, 2010.

As with most enterprise software sales, gross margins are very attractive at 76%. We expect that EBITDA margins will be slightly negative through the end of 2012, but are projected to increase from 40.1% in 2013 to a very favorable 57% by 2015. We further expect net earnings before taxes will increase from a loss of $360,000 in 2012 to a profit of over $11.7 million by 2015, primarily because of increasing sales over moderating expense levels.

The break-even monthly sales level of $350,000 are forecast for Q4 of 2012 with cash flows becoming positive at sales levels of less than $400,000, expected to be achieved in Q1 of 2013.

The Company is projecting a slight pre-tax loss in 2012 because of the Q2 closing of its re-financing and the subsequent ramp of sales activity with a rapid increase of pre-tax earnings in 2013 and 2014 to $2.9 million and $7.4 million respectively.

An assumed moderate 25% growth rate in 2015 and 2016 may result in projected recognized revenues of $20.8 and $24.9 million with pre-tax earnings of $11.6 and $14.9 million, respectively.

Liquidity and Capital Resources

We had $11,142 in current assets and $468,237 in current liabilities as of December 31, 2011. We therefore had a working capital deficit of $457,095.

Operating activities used $99,417 for the year ended December 31, 2011. Our net loss of $461,000 is primarily responsible for our negative operating cash flow.

Financing activities provided $99,483 for the year ended December 31, 2011. We received proceeds of $136,383 from a note payable less $36,900 in the repayment of a factoring line.

Loans and Debt Service

The Company has no existing bank debt. At December 31, 2010, $206,548 was owed to a factoring company. The Company is currently seeking an investment of a minimum of $2,000,000 either in the form of subordinated debt or through the issue of common or preferred equity

Capital Requirements: 2011-2012

The Company is seeking to raise an additional $2.0 - $5.0 million in capital. Operating expenses before interest is expected to begin Q2 2012 at approximately $64,000 per month and gradually increase, based on the sales growth and related support requirements, to approximately $ 325,000 per month by year end. Initial pro forma profits beginning in Q4 2012 and cash flow breakeven occurs in Q1 2013.

The proceeds of our capital raise will be used to fund additional market development, sales & marketing & services staffing, product enhancement and new development, receivable funding, G&A and to reduce debt obligations.

The Company is projecting to be cash flow positive in Q1 2013. However, to give further assurance of adequate growth capital, the Company will explore the financing of its accounts receivable, securing an additional bank line of credit or a capital lease line to assist with funding its monthly cash flow fluctuations and other working capital requirements. Discussions have commenced with JP Morgan Chase Bank.

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The revenue projections are based on the best conservative estimate of management. While market acceptance and pricing are not likely to present any material challenges to revenue growth, sales cycles within the enterprise and institutional sectors tend to be less predictable and timing of sales growth may ultimately be slower or faster than forecast. As a result, cash flow projections may be negatively or positively impacted. The investment capital currently being solicited will be adequate to meet any interim cash flow shortfalls if the ramp-up of revenue is slower than projected or to fund more rapid growth if revenue growth is accelerated.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosure about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

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DIRECTORS AND EXECUTIVE OFFICERS,

PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons became our executive officers and directors on April 6, 2012, upon the effectiveness of the Merger, and hold the positions set forth opposite their respective names:

Name	Age	Positions and Offices Held
Hrair Achkarian	54	President, Chief Executive Officer, and Director
W. Scott Boyes	61	Chief Financial Officer, Treasurer, Secretary and Director

The business address of our officers and directors is c/o ePhoto Image, Inc., 1006 - 20 Eglinton Ave. W., Toronto, Ontario, Canada M4R 1K8.

Our directors hold office for one-year terms or until their successors have been duly elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Hrair Achkarian. Hrair Achkarian has over 15 years of experience working within the software development industry. In April 1996, he founded GroveWare Technologies Inc., where he currently serves as Chief Executive Officer and President and is responsible for all business development, product development and customer support issues. While working for GroveWare Technologies Inc., Mr. Achkarian has spearheaded the business operations through four releases of its calendar software product. Additionally, he has successfully penetrated the educational, government and business markets within the United States and firmly entrenched the GroveWare Technologies name as a reputable software developer. Mr. Achkarian was appointed as President, Chief Executive Officer and a member of the Board of Directors of the Company due to his comprehensive knowledge and experience in the software development industry.

W. Scott Boyes. W. Scott Boyes is a seasoned senior executive with diversified and cross-functional experience, combining MBA credentials with a strong career background in revenue development and general management. Since 2009, Mr. Boyes has been a Consultant for NCD Associates, where he focused his consulting services on financial restructuring, revenue enhancement and streamlining business processes for distressed or high growth companies. In 2005, Mr. Boyes founded and developed Railcrew Xpress Corporation, a specialized passenger transportation company servicing the U.S. railroads, and served as its President until 2008. There, he developed and led the sales and customer service teams, managed the acquisition and integration of three competitor companies and developed and deployed sophisticated dispatch, tracking and reporting technology. From 2000 to 2005, Mr. Boyes served as President and Chief Executive Officer of Hallcon Corporation where he was responsible for the senior executive management of the company and its operating subsidiaries. Previously he served as a Vice President a large Canadian Bank and Vice President and General manager of a business unit within a multinational commercial finance company. In light of Mr. Boyes’ extensive management, business and executive experience, the Board of Directors believed it was in the Company’s best interests to appoint him as Chief Financial Officer, Secretary, Treasurer and a Director.

There are no family relationships among our directors and executive officers.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Hrair Achkarian, at the address appearing on the first page of this Current Report.

Code of Ethics

As of December 31, 2011, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the last two fiscal years, the compensation earned by our executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Yong Feng Sara Yi (1)	2011 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Hrair Achkarian (2)	2011 2010	120,000 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
W. Scott Boyes (3)	2011 2010	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1) Yong Feng Sara Yi served as our Chief Executive Officer until the Merger on April 6, 2012.

(2) Represents compensation earned as an officer of GroveWare. On April 6, 2012, Hrair Achkarian was appointed as President, Chief Executive Officer and a member of the Board of Directors. Mr. Achkarian accrued a salary of $120,000 in 2011 as an officer and director of an affiliated company and 75% ($90,000) of that amount was charged to the Company as a management fee.

(3) Represented by 4,000,000 shares held by GroveWare Holdings Inc., which is beneficially owned by a trust in which Mr. Achkarian is the beneficial owner.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future.

As of December 31, 2011, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

Upon the closing of the Merger, Yong Feng Sara Yi resigned as the sole director and simultaneously therewith a new board of directors was appointed consisting of Messrs. Achkarian and Boyes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Under the Assignment Agreement, the Company transferred all of its pre-merger assets and liabilities to its former officer and director, Yong Feng Sara Yi, and shareholder, Namuun Ganbaatar, in exchange for certain indemnifications, waivers and releases, along with the cancellation of an aggregate of 5,600,000 shares of the Company’s common stock and the cancellation of related party loans in the amount of $39,154.

Since its inception in 2008 the Company has transacted a significant amount of business with entities controlled by Hrair Achkarian, whereby expenses were paid on behalf of the Company, cash was transferred to the Company, services were provided for the Company, and various other resources were provided to the Company. These transactions have been recorded and aggregated into related-party payables. The Company also accrues a royalty equal to 20% of net revenues for the license of its technology which have been recorded as a related-party receivable. During the 2011, the related-party assumed a portion of the Company’s payable, accrued interest and fees due to the factoring company worth $77,084.

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As of December 31, 2011 and 2010, the Company has netted the related-party receivable against the related-party payable. As such, the outstanding balance in 2011 totaled $146,858 as a related-party payable and the outstanding balance in 2010 totaled $77,702 in a related-party receivable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger (1) by each person or entity who is known by us to beneficially own more than 5% of our common stock, (2) by each of the named executive officers and directors; and (3) by all of the named executive officers and directors as a group, as of April 6, 2012.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to such shares of common stock and the address of each of the stockholders listed below is c/o ePhoto Image, Inc., 1006 - 20 Eglinton Ave. W., Toronto, Ontario, Canada M4R 1K8.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)

Hrair Achkarian(3)	Common	4,000,000	65%
All executive officers and directors as a group (1 person)	Common Stock	4,000,000	65%

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 6, 2012 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 6,150,000 shares issued and outstanding on April 6, 2012, and the total number of shares beneficially owned and held by each individual on April 6, 2012, plus the number of shares that such individual has the right to acquire within 60 days of such date.

(3) Represented by 4,000,000 shares held by GroveWare Holdings Inc., which is beneficially owned by a trust in which Mr. Achkarian is the beneficial owner.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. Prior to the Merger, there were 7,750,000 shares of common stock issued and outstanding. In connection with the Merger, the Company issued (i) 4,000,000 shares of common stock in exchange for the issued and outstanding shares of common stock of GroveWare, and (ii) cancelled 5,600,000 shares in connection with the Split-Off. The outstanding shares of common stock are validly issued, fully paid and non-assessable. There are no shares of preferred stock issued and outstanding.

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Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol EPHO. There is no trading activity in the Company’s stock.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

Before the Merger, we had 7,750,000 shares of our common stock issued and outstanding, held by 30 shareholders of record.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.
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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;
4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

The information provided in Item 1.01 of this Current Report on Form 8-K is also incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Merger on April 6, 2012, Yong Feng Sara Yi resigned as Chief Executive Officer of the Company and simultaneously therewith Hrair Achkarian was appointed as President, Chief Executive Officer and a member of the Board of Directors, and W. Scott Boyes was appointed as Chief Financial Officer, Treasurer, Secretary and a member of the Board of Directors.

Item 5.06 Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Following the consummation of the Merger describer in Item 2.01 of this Current Report on Form 8-K, the Company believes that it is not a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited Financial Statements of GroveWare.

(b) Pro forma financial information.

Pro forma financial statements

(d) Exhibits. All exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated April 6, 2012
2.2	Assignment of Assets Agreement, dated April 6, 2012
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
10.1	Exclusive Master License Agreement, dated December 31, 2009
10.2	Factoring and Security Agreement, dated October 21, 2010
99.1	Balance sheets of GroveWare as of December 31, 2011 and 2010 and the related statements of operations, statements of shareholder’s deficit and cash flows for the years ended December 31, 2011 and 2010.
99.2	Pro forma financial information for December 31, 2011
(1)	Incorporated by reference on Form S-1 of the Company's Registration Statement filed on February 25, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePhoto Image, Inc.

By: /s/ Hrair Achkarian

Hrair Achkarian

Date: April 9, 2012

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